HAM,
  LANGSTON &
    BREZINA, L.L.P.
Certified Public Accountants

Exhibit 23.1

                                                Consent of Independent Accountants

We consent to the incorporation by reference in the Registration Statement on Form S-8 of Trans Max Technologies, Inc., of our report, dated March 1, 2004, on our audit of the financial statements of Trans Max Technologies, Inc. for the year ended December 31, 2003, appearing in the 2003 Annual Report on Form 10-KSB of Trans Max Technologies, Inc.

                                                                                    /s/ Ham, Langston & Brezina, L.L.P.

Houston, Texas
September 23, 2004